EXHIBIT 24.2





                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS





Pharmaceutical Formulations, Inc.
Edison, New Jersey





         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 26, 1996 relating to the consolidated financial statements and schedule of Pharmaceutical Formulations, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1996.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.






                                             /s/ BDO Seidman, LLP
                                             BDO SEIDMAN, LLP



Woodbridge, NJ
March 25, 1997